Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-180907, 333-183314, and 333-187883) of Natural Resource Partners L.P., of our report dated February 26, 2015, relating to the financial statements of OCI Wyoming LLC for the year ended December 31, 2014, appearing in the Annual Report on Form 10-K of Natural Resource Partners L.P. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 26, 2015